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                                                                    Exhibit 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference on Registration Statements on Form S-8 of Renaissance Worldwide, Inc., filed with the SEC on November 16, 2000 of our report, dated March 12, 1998, relating to the financial statements on Neoglyphics Media Corporation as of December 31, 1997 and for the year then ended which appears in Renaissance Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 25, 1999.



/s/ KATCH, TYSON & COMPANY
Certified Public Accountants

November 16, 2000